                                                                 EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-31980 of The Bear Stearns Companies Inc. on Form S-3 of our reports dated August 23, 1999 appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus which is part of said Registration Statement.

Deloitte & Touche LLP



New York, New York
August 1, 2000